Allied Healthcare International Inc. Adopts Shareholder Rights Plan
NEW YORK — APRIL 2, 2009 — Allied Healthcare International Inc. (Nasdaq: AHCI; AIM: AHI, http://www.alliedhealthcare.com), a leading provider of flexible healthcare staffing services in the United Kingdom, announced today that its Board of Directors has adopted a shareholder rights plan. The plan is similar to the shareholder rights plans adopted by many other public companies.
As contemplated by the shareholder rights plan, a dividend of one right has been declared for each share of Allied common stock that is outstanding on the close of business on April 2, 2009. No separate certificates evidencing the rights will be issued unless and until the rights become exercisable.
The rights generally will not become exercisable until a person or group acquires 20% or more of Allied’s common stock in a transaction that is not approved in advance by Allied’s Board of Directors. In that event, each right will entitle the holder, other than the unapproved acquirer and its affiliates, to buy common stock of Allied at 50% of its market value for the right’s exercise price (initially $20.00, subject to adjustment). The Board of Directors may redeem the rights for a nominal amount at any time prior to ten days after a person or group announces that it has acquired 20% or more of Allied’s common stock. If not redeemed by the Board, the rights will expire on April 1, 2019, or, if not approved by the shareholders at the annual meeting of shareholders in 2010, immediately following such meeting.
Mark Tompkins, the Chairman of the Board of Allied, commented, “After thorough deliberation, the Board of Directors has adopted the shareholder rights plan. The plan should provide the Board with the ability to protect and maximize shareholder value. Allied’s shareholder rights plan mandates an annual review of the plan by the independent directors and shareholders will be invited to confirm the plan at Allied’s annual meeting of shareholders in 2010. The plan also provides that it will not apply to transactions that are approved by the independent directors. These provisions were included in the plan in order to alleviate some of the concerns that have been voiced with shareholder rights plans.”
ABOUT ALLIED HEALTHCARE INTERNATIONAL INC.
Allied Healthcare International Inc. (http://www.alliedhealthcare.com) is a leading provider of flexible healthcare staffing services in the United Kingdom. Allied operates a community-based network of approximately one hundred branches with the capacity to provide carers (known as home health aides in the U.S.), nurses, and specialized medical personnel to locations covering approximately 90% of the U.K. population. Allied meets the needs of private patients, community care, nursing and care homes, and hospitals.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this news release may be forward-looking statements. These forward-looking statements are based on current expectations and projections about future events. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements include: general economic and market conditions; Allied’s ability to continue to recruit and retain flexible healthcare staff; Allied’s ability to enter into contracts with local government social services departments, NHS Trusts, hospitals and other healthcare facility clients on terms attractive to Allied; the general level of patient occupancy at clients’ hospitals and healthcare facilities; dependence on the proper functioning of Allied’s information systems; the effect of existing or future government regulation of the healthcare industry, and Allied’s ability to comply with these regulations; the impact of medical malpractice and other claims asserted against Allied; the effect of regulatory change that may apply to Allied and that may increase costs and reduce revenues and profitability; Allied’s ability to use net operating loss carry forwards to offset net income; the effect that fluctuations in foreign currency exchange rates may have on our dollar-denominated results of operations; and the impairment of goodwill, of which Allied has a substantial amount on the balance sheet, may have the effect of decreasing earnings or increasing losses. Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release include those described in Allied’s most recently filed SEC documents, such as its most recent annual report on Form 10-K, all quarterly reports on Form 10-Q and any current reports on Form 8-K filed since the date of the last Form 10-K. Allied undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Allied Healthcare International Inc.
Sandy Young, Chief Executive Officer
Paul Weston, Chief Financial Officer
UK 00-44-1785 810-600
sandyyoung@alliedhealthcare.com
paulweston@alliedhealthcare.com
or
The Investor Relations Group
Adam Holdsworth
212-825-3210
or
Cenkos Securities plc (Nominated Advisor)
Elizabeth Bowman
London: 00-44-20-7397-8928
or
Ian Soanes
London: 00-44-20-7397-8924

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